Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-179420) of Freeport-McMoRan Copper & Gold Inc.,

2)	Registration Statement (Form S-4 No. 333-190821) of Freeport-McMoRan Copper & Gold Inc.,

3)	Registration Statement (Form S-8 No. 333-85803) pertaining to the 1999 Stock Incentive Plan,

4)	Registration Statement (Form S-8 No. 333-105535) pertaining to the 2003 Stock Incentive Plan,

5)	Registration Statement (Form S-8 No. 333-115292) pertaining to the 2004 Director Compensation Plan,

6)	Registration Statement (Form S-8 No. 333-136084) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

7)
Registration Statement (Form S-8 No. 333-141358) pertaining to the Phelps Dodge Corporation 2003 Stock Option and Restricted Stock Plan and the Phelps Dodge Corporation 1998 Stock Option and Restricted Stock Plan,

8)	Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan, and

9)
Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated;

of our reports dated February 27, 2014, with respect to the consolidated financial statements and schedule of Freeport-McMoRan Copper & Gold Inc. and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona
February 27, 2014